EXHIBIT 5



   Gary L. Mowder
   (312) 258-5514



                                 September 5, 1996



   Grand Premier Financial, Inc.
   486 West Liberty Street
   Wauconda, Illinois  60084-2489

  Re:    Registration of 475,000 Shares of Common Stock
   Pursuant to the Grand Premier Financial, Inc.
   1996 Non-Qualified Stock Option Plan and
         the Premier Financial Services, Inc. 1995 Non-
   Qualified Stock Option Plan
         ------------------------------------------------

   Ladies and Gentlemen:

   We have acted as counsel to Grand Premier Financial, Inc., a Delaware corporation (the "Company"), in connection with the Company's filing of a Registration Statement on Form S-8 (the "Registration Statement") covering 75,000 shares of Common Stock, $0.01 par value per share (together with the associated Preferred Stock Purchase Rights, the "Common Stock"), issuable upon the exercise of outstanding options that have been granted under the Premier Financial Services, Inc. 1995 Non-Qualified Stock Option Plan and 400,000 shares of Common Stock issuable under the 1996 Grand Premier Non-Qualified Stock Option Plan (together with the Premier Financial Services, Inc. 1995 Non-Qualified Stock Option Plan, the "Plans").

   In this connection, we have made such investigation and have examined such documents as we have deemed necessary in order to enable us to render the opinion contained herein.

   Based upon the foregoing, it is our opinion that the shares of Common Stock covered by the Registration Statement have been authorized and, when issued in accordance with the terms of the Plans will be legally issued, fully paid and nonassessable, subject to the terms and conditions of the Plan under which such shares are issued.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                 Very truly yours,



                                 By: /s/ Gary L. Mowder
                                     ------------------------
                                     Gary L. Mowder